Exhibit 99.1

American Apparel, Inc. Announces Comparable Sales for November 2013 Increased 1%

LOS ANGELES--(BUSINESS WIRE)-

American Apparel, Inc. (NYSE MKT:APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced preliminary sales for the month of November 2013. On a preliminary basis, total net sales were $49.2 million, a decrease of 1% over the prior year. Comparable sales increased 1%, including a 1% increase in comparable store sales in the retail store channel and a 4% increase in net sales in the online channel. Wholesale net sales decreased 4% for the month.
The following delineates the components of the changes for the month, and year-to-date periods indicated:

	November		YTD
	2013(1)	2012	2013(1)	2012
Comparable store sales
Stores	1%	11%	3%	14%
Online	4%	22%	16%	25%
Total	1%	13%	4%	15%

Sales growth
Wholesale	(4)%	20%	5%	13%
Total	(1)%	9%	4%	15%

(1) Preliminary, subject to adjustment. Year-to-date comparable store sales results have been adjusted to exclude impact of extra leap-year day in 2012.

Dov Charney, Chairman and CEO, commented, “We are encouraged by the momentum in comparable store sales particularly at the end of the month, as we increased the efficiency and effectiveness of our La Mirada distribution center and made improvements in our in-stock store inventories. Our new distribution center is fully operational and we have made significant progress in reducing the operating cost of the center. Additionally, as we are able to adjust our focus back to our core competencies surrounding assortment and production planning and product development, we expect to see a corresponding increase in sales in our stores.
“We saw meaningful sales strength in both our stores and online business on Black Friday and the weekend following Thanksgiving. We were also very encouraged by positive online sales growth on Cyber Monday. However, given the shifts in timing of the Thanksgiving holiday, Cyber Monday sales in 2013 will not be recognized until December versus November last year. Finally the modest decline in wholesale net sales is a result of the comparison to an extraordinary sales increase last year, as last November we shipped a significant stocking order from a major new customer. Additionally, we had one extra shipping day for our wholesale business last November.
“Following the ongoing success of American Apparel in Europe, we are expanding our footprint and have just opened a shop-in-shop inside De Bijenkorf, a high-end department store on Dam Square, the main town square in Amsterdam. In addition, three new stores are planned to open this holiday season in Lyon, France; Centro Oberhausen in Oberhausen, Germany; and Westfield Stratford City in Stratford, London.”

About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of December 1, 2013, American Apparel had approximately 10,000 employees and operated 246 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Australia, Japan, South Korea, and China. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.net. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition and liquidity (including the impact on our compliance with, and availability under, our debt instruments and waivers or amendments of those instruments), results of operations, and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the transition to our new distribution center and future cost, inventory and sales impacts related thereto. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: our ability to generate or obtain from external sources sufficient liquidity for operations and debt service; our financial condition, operating results and projected cash flows; consequences of our significant indebtedness, including our relationship with our lenders and our ability to comply with our debt agreements and generate cash flow to service our debt; including the risk of acceleration of borrowings thereunder as a result of noncompliance; disruptions in the global financial markets; our ability to maintain compliance with the exchange rules of the NYSE MKT, LLC; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections or changes in duties, tariffs and quotas, and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; risks associated with our foreign operations and foreign supply sources, such as disruption of markets, changes in import and export laws, currency restrictions, and currency exchange rate fluctuations; the highly competitive and evolving nature of our business in the U.S. and internationally; changes in the level of consumer spending or preferences or demand for our products; our ability to pass on the added cost of raw materials to customers; our ability to attract customers to our stores; the availability of store locations at appropriate terms and our ability to identify locations and negotiate new store leases effectively and to open new stores and expand internationally; our ability to renew leases at existing locations on economic terms; loss or reduction in sales to our wholesale or retail customers or financial nonperformance by our wholesale customers; risks that our suppliers or distributors may not timely produce or deliver our products; changes in the cost of materials and labor, including increases in the price of raw materials in the global market; our ability to effectively carry out and manage our strategy, including growth and expansion both in the U.S. and internationally; technological changes in manufacturing, wholesaling, or retailing; our ability to successfully implement our strategic, operating, financial and personnel initiatives; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; our ability to maintain the value and image of our brand and protect our intellectual property rights; our ability to improve manufacturing efficiency at our production facilities; our ability to complete the transition to our distribution facility located in La Mirada, California without further unanticipated costs, negative sales impact or other transition issues, including the ability to achieve, as and when planned, labor cost reductions; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact our cash flow and liquidity, and our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; our ability to effectively manage inventory levels; litigation and other inquiries and investigations, including the risks that we, or our officers in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverages; the adoption of new accounting standards or changes in interpretations of accounting principles; seasonality and fluctuations in comparable store sales and margins; location of our facilities in the same geographic area; general economic conditions, including increases in interest rates, geopolitical events, other regulatory changes and inflation or deflation; disruptions due to severe weather or climate change; disruptions due to earthquakes, flooding, tsunamis or other natural disasters; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the

Company's Annual Report on Form 10-K for the year ended December 31, 2012 and Form 10-Qs for the quarters ended June 30, 2013 and September 30, 2013. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

American Apparel, Inc.
John J. Luttrell
Chief Financial Officer
(213) 488-0226

or

ICR, Inc.
John Rouleau
Managing Director
(203) 682-8342
John.Rouleau@icrinc.com